Exhibit 10.1

HAMILTON
PARTNERS

Real Estate Investment

OFFICE LEASE AGREEMENT

STANDARD OFFICE LEASE	Prepared on: September 3, 2014
IL 2/99	By: Brian R. Lunt / Hamilton Partners, Inc.

LEASE AGREEMENT

THIS LEASE AGREEMENT made and entered into between Riverwalk South, L.L.C., an Illinois limited liability company (“Landlord”) and RestorGenex Corporation (“Tenant”).

Article 1.                                            Basic Terms

1.1 Date of Lease:	September 4, 2014

1.2 Landlord’s Address for Notices:	300 Park Boulevard-Itasca, IL 60143

Attention: Sr. Asset Manager

Landlord’s Address For Rent Payments:	300 Park Boulevard — Itasca, IL 60143

1.3 Tenant’s Address for Notices:	2150 E. Lake Cook Road — Suite 750

Buffalo Grove, IL 60089

1.4 Development:	The complex commonly known as Riverwalk I.

1.5 Property:	The real property described in Exhibit A

1.6 Building:	The improvements situated on the Property and commonly known as 2150 E. Lake Cook Road — Buffalo Grove, IL

1.7 Premises:	Those certain premises in the Building as shown on Exhibit B and known as Suite 750.

1.8 Schedule of Base Rent:

Period	Annual Base Rent	Monthly Base Rent

09/15/14-02/14/15	$00.00	$00.00

02/15/15-02/28/15	$2,988.54	$2,988.54

03/01/15-02/28/16	$71,725.00	$5,977.08

03/01/16-02/28/17	$73,159.50	$6,096.63

03/01/17-02/28/18	$74,594.00	$6,216.17

If the Commencement Date is not the first day of a calendar month, the date of each Base Rent increase will be extended until the first day of the month following the applicable anniversary of the Commencement Date.  Notwithstanding the terms and conditions within Articles 4 and 5 of this Lease, Tenant shall not be responsible for its prorata share of Operating Costs and Taxes on any rental abatement periods as outlined in the Rent Schedule in the Lease.

1.9 Rentable Area of the Building:	253,363 Square Feet

1.10 Rentable Area of the Premises:	2,869 Square Feet

1.11 Tenant’s Proportionate Share:	1.132% (The percentage calculated by dividing the Rentable Area of the Premises by the Rentable Area of the Building).

1.12 Tax Stop:	$3.32 per Rentable Square Foot

1.13 Operating Cost Stop:	$6.67 per Rentable Square Foot

1.14 Projected Commencement Date:	September 15, 2014

1.15 Term:

The period of time commencing on the Commencement Date (as defined in Exhibit C) and expiring forty-one and one-half (41.5) months after the Commencement Date (except that if the expiration date would not be the last day of a calendar month the Term shall extend until the last day of the calendar month), unless sooner terminated or extended as may be herein provided.

1.16 Security Deposit:	$ 5,977.08

1.17 Permitted Uses:	General office purposes

1.18 Broker(s):	Brian Lunt of Hamilton Partners on behalf of Tenant and Landlord

Attachments to Lease

Exhibit A:                                         Legal Description

Exhibit B:                                         Plan of Premises

Exhibit C:                                         Work Letter

Exhibit D:                                         Rules and Regulations

Article 2.                                           Premises and Term

2.1                               In consideration of the obligation of Tenant to pay rent and the other terms, provisions, and covenants hereof, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises for the Term.

2.2                               If this Lease is executed before the Premises become ready for occupancy, and Landlord cannot, using good faith efforts, deliver possession of the Premises by the Projected Commencement Date, Landlord shall not be deemed to be in default, nor in any way liable to Tenant because of such failure.  Tenant agrees to accept possession of the Premises on the Commencement Date as defined in the Work Letter.  Landlord hereby waives payment of Base Rent and Tenant’s Proportionate Share of Taxes and Operating Expenses covering any period prior to the Commencement Date.  If the Commencement Date is before the Projected Commencement Date, the Term shall be extended by the number of days between the Commencement Date and the Projected Commencement Date and Tenant shall pay Base Rent for the period prior to the Projected Commencement Date based upon the per square foot per year rental rate for the initial period of the Term.

2.3                               Tenant acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease.  Except as provided in the Work Letter, the taking of possession by Tenant shall be deemed conclusively to establish that the Premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition as of when possession was so taken.  Promptly following the Commencement Date, Tenant shall execute and deliver Landlord’s standard form of letter of acceptance of delivery of the Premises.

Article 3.                                            Base Rent and Security Deposit

3.1                               Tenant agrees to pay to Landlord in lawful money of the United States Base Rent for the entire Term at the rates set forth above per month, in advance, except that the monthly installment which otherwise shall be due on the Commencement Date, shall be due and payable on the date hereof.  Thereafter one such monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the Commencement Date; further provided, that the rental payment for any fractional calendar month at the commencement or termination of the Term shall be prorated.

3.2                               In addition, Tenant agrees to deposit with Landlord on the date hereof the Security Deposit set forth above, which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by any event of Tenant’s default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  Any remaining balance of such deposit shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all Tenant’s obligations under this Lease have been fulfilled.  Subject to the other terms and conditions contained in this Lease, if the Building is conveyed by Landlord, said deposit may be turned over to Landlord’s grantee, and if so, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return.

Article 4.                                            Taxes

4.1                               Landlord agrees to pay all general and special taxes, assessments and governmental charges of any kind and nature whatsoever (collectively “Taxes”) lawfully levied against the Property, the Building, and the grounds, parking areas, driveways and alleys around the Building.  If for any real estate tax year applicable to the Term or any extension of such Term (on an accrual basis), Taxes levied for such tax year divided by the Rentable Area of the Building shall exceed the Tax Stop, Tenant shall pay to Landlord as additional rent upon demand at the time the bill for such tax year issues, the product of such excess multiplied by the Rentable Area of the Premises less any monthly payments paid by Tenant as provided below for such tax year.  In addition, Tenant shall pay upon demand Tenant’s Proportionate Share of any contingent fees, expenses and costs incurred by Landlord in protesting any assessments, levies or the tax rate.  Any payment to be made pursuant to this Article 4 with respect to the real estate tax year in which this Lease commences or terminates shall be prorated.  The Tax Stop is not a representation or estimate as to the Taxes incurred or to be incurred in any tax year.

4.2                               During December of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of the amount payable under Paragraph 4.1 for the ensuing calendar year.  On or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent one-twelfth (1/12th) of such estimated amount, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year’s estimate until the first day of the month after the month in which such notice is given.  If at any time it appears to Landlord that the amount payable under Paragraph 4.1 will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

4.3                               As soon as practicable after the Taxes for a year are determined, Landlord shall deliver to Tenant a statement showing the Taxes under Paragraph 4.1 and Tenant’s share thereof.  If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant.  If such statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the statement.

4.4                               If the Building is not fully occupied during all or a portion of any year and as a result of such lack of occupancy Taxes are reduced, Landlord may make an appropriate adjustment in Taxes for such year by adjusting those components of Taxes which vary with the occupancy level of the Building so that the Taxes that would have been paid or incurred by Landlord had the Building been fully rented and occupied shall be deemed to have been the Taxes for such year.

4.5                               If at any time during the Term, the present method of taxation shall be changed so that in lieu of or in addition to the whole or any part of any Taxes, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof.

Article 5.                                            Operating Costs

5.1                               If for any calendar year falling partly or wholly within the Term, Operating Costs incurred by Landlord divided by the Rentable Area of the Building shall exceed the Operating Cost Stop, Tenant shall pay to Landlord as additional rent the product of such excess multiplied by the Rentable Area of the Premises less any monthly payments paid by Tenant as provided below.  Any payment to be made pursuant to this Article 5 with respect to the year in which this lease commences or terminates shall be prorated.

5.2                               As used in this Lease, the term “Operating Costs” shall mean any and all expenses, costs and disbursements (other than Taxes) of any kind and nature whatsoever incurred by Landlord in connection with the ownership, leasing, management, maintenance, operation and repair of the Building or the Property or any improvements situated on the Property (including, without limitation, the cost of maintaining and repairing parking lots, parking structures, and easements, salaries, fringe benefits and related costs, for building staff, insurance costs of every kind and nature, heating and air conditioning costs, common area utility costs such as electricity, sewer and water charges, the cost of cleaning and removing snow from common areas, the cost of routine repairs, maintenance and decorating of common areas and the Building’s or Property’s share of costs of the Development), except the following:  (1) costs of alterations of tenants’ premises; (2) depreciation; (3) interest and principal payments on mortgages, and other debt costs; (4) real estate brokers’ leasing commissions or compensation; (5) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise, and (6) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant.  Operating Costs shall also include a property management fee and/or an administrative fee in the aggregate of five percent (5%) of gross receipts from the Property, which for avoidance of doubt, “gross receipts” does not mean “revenues” of the Tenant.  Notwithstanding anything contained herein to the contrary, (i) all expenditures for replacements or improvements of $10,000 or less shall be included in Operating Costs and (ii) the amount allowed annually as depreciation for federal income tax purposes with respect to any capital improvements made after the date of this Lease which are intended to reduce Operating Costs or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, shall be included in Operating Costs.  In addition, interest on the undepreciated cost of any such improvement (at the long term mortgage loan rate set forth in the mortgage encumbering the Building on the date the cost of such improvement was incurred or, if there was no such loan, then at the long term mortgage loan rate that would have been available to Landlord on the date the cost of such improvement was incurred as reasonably determined by Landlord) shall also be included in Operating Costs.  In the event Landlord elects to self insure, insure with a deductible in excess of $1,000 or obtain insurance coverage in which the premium fluctuates in proportion to losses incurred, then Landlord shall estimate the amount of premium that Landlord would have been required to pay to obtain insurance coverage (or insurance coverage without such provision) with a recognized carrier and such estimated amount shall be deemed to be an Operating Cost.  If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed for the purposes of this Paragraph to be increased by an amount equal to the additional Operating Costs which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  Landlord may, in a reasonable manner, allocate insurance premiums for so-called “blanket” insurance policies which insure other properties as well as the Building and said allocated amount shall be deemed to be an Operating Cost.  If Landlord selects the accrual accounting method rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.

5.3                               In the event during all or any portion of any calendar year the Building is not fully rented and occupied, Landlord may elect to make an appropriate adjustment in occupancy related Operating Costs for such year, employing sound accounting and management principles, to determine Operating Costs that would have been paid or incurred by Landlord had the Building been fully rented and occupied and the amount so determined shall be deemed to have been Operating Costs for such year.  At any time when a service is furnished to, or an item of Operating Costs is incurred with respect to only a part of the Building, the cost of such service or the amount of such item of Operating Costs may, if in Landlord’s judgement it is appropriate to do so, be allocated entirely to such part of the Building and Tenant’s Proportionate Share of such Operating Costs shall be adjusted accordingly.

5.4                               Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Development are contractually allocated among all of the buildings in the Development using methods of allocation that are considered reasonable and appropriate for the circumstances.  Tenant hereby consents to such contractual allocations and agrees that the Building’s portion shall be included in Operating Costs.

5.5                               During December of each year or as soon thereafter as practicable.  Landlord shall give Tenant written notice of its estimate of the amount payable under Paragraph 5.1 for the ensuing calendar year.  On or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent one-twelfth (1/12th) of such estimated amount, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year’s estimate until the first day of the month after the month in which such notice is given.  If at any time it appears to Landlord that the amount payable under Paragraph 5.1 for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

5.6                               Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement showing the Operating Costs under Paragraph 5.1 and Tenant’s share thereof.  If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant.  If such statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the statement.

5.7                               Tenant shall have the right to review Landlord’s books and records of Operating Costs during normal business hours within twenty (20) days following the furnishing of the annual statement to Tenant, subject to execution of a confidentiality agreement reasonably acceptable to Landlord, and provided that if Tenant utilizes an independent accountant or other third party to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement.  Unless Tenant takes written exception to any item within thirty (30) days following the furnishing of the annual statement of Tenant, such statement shall be considered as final and accepted by Tenant.  The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

Article 6.                                            Electric Service

6.1                               To the extent Tenant is not billed directly by a public utility, Tenant shall pay, upon demand, as additional rent, for all electricity used by Tenant in the Premises for lighting, convenience outlets, and other direct uses.  The charge shall be based upon metered use and shall be at the rates charged for such services by the local public authority or utility.  Landlord shall furnish all electric light bulbs, tubes and ballasts for Building standard fixtures and include the cost thereof in Operating Costs.  Tenant will not without the written consent of Landlord use any apparatus or device in the Premises which will in any way increase its usage beyond the amount of electricity which Landlord determines to be reasonable for use of the Premises as general office space, nor connect with electric current (except through existing electrical outlets in the Premises) any apparatus or device for the purpose of using electric current.  If Tenant shall require electric current in excess of that which is reasonably obtainable from existing electric outlets and normal for use of the Premises as general office space, then Tenant shall first procure the consent of Landlord (which consent will not be unreasonably withheld).  Tenant shall pay all costs of installation of all facilities necessary to furnishing such excess capacity and for such increased electricity usage.

6.2                               Interruptions of any service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord liable for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant’s obligations under this Lease, except as provided in Paragraph 8.3.

Article 7.                                            Alterations

7.1                               Landlord agrees to install at Landlord’s cost and expense the improvements described in Exhibit C.  All other improvements to the Premises (“Alterations”) shall be installed at the cost and expense of Tenant, but only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and only by Landlord or by contractors and subcontractors on Landlord’s list of approved contractors.  In connection with any request for an approval of Alterations, Landlord may retain the services of an architect and/or engineer and Tenant shall reimburse Landlord for the reasonable fees of such architect and/or engineer.  All Alterations shall be constructed in accordance with all governmental laws, ordinances, rules and regulations (“Laws”) and Tenant shall, prior to construction, provide such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from any mechanics’, laborers’, materialmen’s or other liens.  At the time of completion of each Alteration, Tenant shall deliver to Landlord a set of final “as-built” plans.  All Alterations shall be and remain the property of Tenant during the Term and Tenant shall, unless Landlord otherwise elects, remove all Alterations and restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that, if at such time Landlord so elects, such Alterations shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and title shall pass to Landlord under this Lease as by a bill of sale.  All such removals and restoration shall be accomplished in a good workmanlike manner by contractors approved in writing by Landlord (which approval shall not be unreasonably withheld) so as not to damage the Building.

7.2                               Landlord shall be responsible for any costs incurred in bringing the shell and core Building facilities into compliance with governmental requirements, including the Americans With Disabilities Act (“ADA”).  If Tenant makes any Alterations to the Premises which affect governmental compliance, including ADA compliance, Tenant shall be responsible for any costs of compliance with such governmental requirements resulting from such Alterations.

Article 8.                                           Services

8.1                               Landlord agrees to furnish Tenant, while occupying the Premises:  water, hot, cold and refrigerated at those points of supply provided for general use of tenants; heated and refrigerated air conditioning in season at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures as are in accordance with any applicable statutes, rules or regulations and are considered by Landlord to be standard; janitor service to the Premises on weekdays other than holidays and such window washing as may from time to time in the Landlord’s judgment be reasonably required; operatorless passenger elevators, provided Landlord may reasonably limit the number of elevators to be in operation on Saturdays, Sundays, and holidays; but any stoppage or interruption of these defined services, resulting from any cause, shall not render Landlord liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.  Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.  Landlord hereby reserves the right to charge Tenant for any additional services requested by Tenant on such basis as Landlord, in its sole discretion, determines.  Whenever heat generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning equipment, Landlord reserves the right to install supplementary air conditioning units in the Premises (or for the use of the Premises) and the expense of such purchase, installation, maintenance, and repair shall be paid by Tenant upon demand as additional rent.

8.2                               Tenant shall not provide any janitorial services without Landlord’s written consent and then only subject to supervision of Landlord.  Any such services provided by Tenant shall be Tenant’s sole risk and responsibility.

8.3                               If there is an interruption of services which renders the Premises unusable for its intended purpose for more than five (5) consecutive business days and such interruption is a result of factors within the reasonable control of Landlord, then rent shall abate from the sixth day until such services are restored.

Article 9.                                            Use of Premises

9.1                               The Premises shall be used for the Permitted Uses and no others.  Tenant will not occupy or use, nor permit any portion of Premises to be occupied or used, for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done which will render void or in any way increase the rate of fire insurance on the Building or its contents, and Tenant, shall immediately cease and desist from such use, paying all costs and expenses resulting therefrom.  Tenant will conduct his business and control his agents, employees and invitees in such a manner as not to create any nuisance, nor unreasonably interfere with, annoy, or disturb other tenants or Landlord in the management of the Building.

9.2                               Tenant shall at its own cost and expense promptly obtain any and all licenses and permits necessary for any Permitted Use.  Tenant shall comply with all Laws applicable to the use and its occupancy of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.  If, as a result of any change in Laws the Premises must be altered to lawfully accommodate Tenant’s use and occupancy, such alterations shall be made only with the consent of Landlord, but the entire cost shall be borne by Tenant; provided, that, the necessity of Landlord’s consent shall in no way create any liability against Landlord for failure of Tenant to comply with such Laws.

9.3                               Tenant will maintain the Premises (including all fixtures installed by Tenant, water heaters within the Premises and plate glass) in good repair, reasonable wear and tear excepted, and in a clean and healthful condition, and comply with all Laws with reference to condition, or occupancy of the Premises.  Any repairs or replacements shall be with materials and workmanship of the same character, kind and quality as the original.  Tenant will not, without the prior written consent of Landlord, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the Premises.  At termination of this Lease, upon its expiration or otherwise, Tenant shall deliver up the Premises in good repair and condition, reasonable wear and tear excepted, broom clean and free of all debris.

9.4                               Tenant shall pay upon demand as additional rent the full cost of repairing any damage to the Premises, Building or related facilities resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant’s business activities or resulting from Tenant’s default hereunder.

9.5                               The current rules and regulations are described in Exhibit D.  Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for the safety, care, and cleanliness of the Building or the Development and copies thereof will be forwarded to Tenant.  Tenant will comply fully with such rules and regulations.  Tenant shall further be responsible for the compliance with such rules and regulations by Tenant’s employees, servants, agents and visitors.

9.6                               Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, asbestos, PCB’s, petroleum products or derivatives or other similar substances (collectively “Hazardous Materials”) on, under, or about the Premises; provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as toner for copies, and the like); provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises, the Building or the environment.  Tenant further agrees that Tenant will not permit any substance to come into contact with groundwater under the Premises.  Any such substance coming into contact with groundwater shall, regardless of its inherent hazardous characteristics, be considered a Hazardous Material for purposes of this Lease.

9.7                               Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection therewith, whether voluntary or compelled by governmental authority.  The indemnity obligations of Tenant under this clause shall survive any termination of the Lease.  Any of Tenant’s insurance insuring against claims of the type dealt with in this Paragraph shall be considered primary coverage for claims against the Premises arising out of or under this Paragraph.

Article 10.                                     Inspections

Landlord shall have the right to enter the Premises at any reasonable time following reasonable notice (except in the case of emergencies or to provide routine cleaning or maintenance), for the following purposes:  (a) to ascertain the condition of the Premises; (b) to determine whether Tenant is diligently fulfilling Tenant’s responsibilities under this Lease; (c) to clean and to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; or (d) to do any other act or thing which Landlord deems reasonable to preserve the Premises and the Building.  During the last six (6) months of the Term and at any time Tenant is in default hereunder, Landlord shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises.  Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating and shall arrange to meet with Landlord for a joint inspection of the Premises.  In the event of Tenant’s failure to give such notice or arrange such joint inspection, Landlord’s inspection at or after Tenant vacates the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

Article 11.                                     Assignment and Subletting

11.1                        Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented.  In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.  In no event may Tenant sublet, nor will Landlord consent to any sublease of, all or any portion of the Premises if the rent is determined in whole or in part based upon the income or profits derived by the sublessee (other than a rent based on a fixed percentage or percentages of receipts or sales).  Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  Upon the occurrence of an “event of default” (as hereinafter defined), if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder.  Tenant shall pay to Landlord, on demand, a reasonable service charge for the processing of the application for the consent and for the preparation of the consent.  Such service charge shall be collectible by Landlord only where consent is granted by Landlord.

11.2                        If Tenant is an entity other than a natural person, the ownership interests of which at the time of execution of this Lease, are held by fewer than fifty (50) persons, and if at any time during the Term persons or other entities who own at least one-third (1/3) of its ownership interests at the time of the execution of this Lease or following Landlord’s consent to a transfer of such ownership interests, cease to own such ownership interests (other than as a result of transfer by bequest or inheritance), such transfer shall, at the option of Landlord, be deemed a default by Tenant under this Lease.

11.3                        In addition to, but not in limitation of, Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective.  The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord’s receipt of Tenant’s written notice and accompanying information as required above.  If this Lease shall be terminated with respect to the entire Premises pursuant to this Paragraph, the Term shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term.  If Landlord recaptures under this Paragraph only a portion of the Premises, the rent during the unexpired Term shall abate proportionately.  Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant.  In the event of the recapture of a portion of the Premises by Landlord pursuant to the terms of this Paragraph, Tenant shall pay all costs associated with the separation of the recaptured premises from the portion not recaptured, including, but without limitation, the cost of all demising partitions, changes in lighting and HVAC Systems and all reasonable architectural and/or engineering fees.

11.4                        In the event that Tenant sublets, assigns or otherwise transfers its interest in this Lease and at any time receives Excess Rent, Tenant shall pay to Landlord one hundred percent (100%) of the Excess Rent as received by Tenant.  Tenant shall furnish Landlord with a sworn statement, certified by an officer of Tenant or an independent certified public accountant, setting forth in detail the computation of Excess Rent, and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and the right to make copies thereof.  If a part of the consideration for such sublease or assignment shall be payable other than in cash, the payment to Landlord shall be payable in such form as is reasonably satisfactory to Landlord.  For purposes of this Paragraph, the term “Excess Rent” shall mean the excess, if any, of (i) all amounts received or to be received in the form of cash, cash equivalents, and non-cash consideration by Tenant from any assignee or sublessee over (ii) the sum of the rent payable to Landlord hereunder (or, in the case of a sublease of a portion of the Premises, the portion of the Rent which is allocable on a per square foot basis to the space sublet), plus the amount of any reasonable brokers’ commissions and costs of tenant improvements incurred by Tenant in connection with such assignment or sublease, all of which shall be, in the case of a sublease, amortized over the term of the sublease for the purpose of calculating the amounts of the periodic payments due to Landlord hereunder.

11.5                        Any assignment or subletting by Tenant pursuant to Paragraph 11.1 of all or any portion of the Premises, or termination of the Lease for a portion of the Premises pursuant to Paragraph 11.2, shall automatically operate to terminate each and every right, option, or election, if any exist, belonging to Tenant, including by way of illustration, but not limitation, any option to expand its premises or to extend or renew the term of Tenant’s lease for all or any portion of the Premises — i.e., such rights and options shall cease as to both space sublet or assigned and as to any portion of the original Premises retained by Tenant.

Article 12.                                     Fire and Casualty Damage

12.1                        If the Building or Premises are rendered partially or wholly untenantable by fire or other casualty, Landlord shall deliver to Tenant a notice within sixty (60) days of such fire or other casualty setting forth the time, as reasonably determined by Landlord, required to materially restore the Building or Premises.  If such damage cannot, in Landlord’s reasonable estimation, be materially restored within one hundred eighty (180) days of such damage, then either party may terminate this Lease.  A party shall exercise its option by written notice within ten (10) days of the date of Landlord’s determination notice.  For purposes hereof, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was then being used.  If this Lease shall be terminated pursuant to this Article 12, the Term shall end on the date of the notice of termination as if that date had been originally fixed in this Lease for the expiration of the Term and, if the Premises is untenantable in whole or in part following the casualty, the rent payable during the period in which the Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances.

12.2                        If this Lease is not terminated pursuant to Paragraph 12.1, then Landlord shall proceed with all due diligence to repair and restore the Building or Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the Term exclusive of any option which is unexercised at the date of such damage).  If this Lease shall not be terminated pursuant to this Article 12 and if the Premises is untenantable in whole or in part following the casualty, the rent payable during the period in which the Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances.

12.3                        In the event that Landlord should fail to complete such repairs and material restoration within one hundred eighty (180) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term; provided however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.  Notwithstanding the above, if Landlord delivers to Tenant a notice setting forth a new projected date for completion of the material restoration of the Premises (such notice shall be accompanied by an explanation for the revised date), then Tenant shall have fifteen (15) days thereafter to exercise its right to terminate; if Tenant does not exercise its right to terminate within such fifteen (15) day period it shall be deemed to have agreed to allow Landlord until the date set forth in Landlord’s notice to materially restore the Premises and may not thereafter exercise this right to terminate unless and until Landlord has failed to materially restore by such later date.

12.4                        In no event shall Landlord be required to rebuild, repair or replace any Alterations which may have been placed in or about the Premises by Tenant.  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

12.5                        Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises, Building or Property requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term.

12.6                        Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire, extended coverage perils, vandalism or malicious mischief, sprinkler leakage or any other perils insured in policies of insurance covering such property (or which would have been insured if coverage required herein had been carried), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies.  Each of Landlord and Tenant agrees that it will require its insurance carriers to include in its policies such a clause or endorsement.

12.7                        In the event of any damage or destruction to the Building or Premises, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant from such portion or all of the Building or Premises as Landlord shall request.

Article 13.                                     Liability

Landlord shall not be liable for and Tenant will indemnify and hold Landlord harmless from any loss, liability, costs and expenses, including reasonable attorney’s fees, arising out of any claim of injury or damage on or about the Premises caused by the negligence or misconduct or breach of this Lease by Tenant, its employees, subtenants, invitees or by any other person entering the Premises, Building or Development under express or implied invitation of Tenant or arising out of Tenant’s use of the Premises.  Landlord shall not be liable to Tenant or Tenant’s agents, employees, invitees or any person entering upon the Development in whole or in part because of Tenant’s use of the Premises for any damage to persons or property due to condition, design, or defect in the Building or its mechanical systems which may exist or occur, and Tenant assumes all risks of damage to such persons or property.  Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond control of Landlord, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord’s willful acts or gross negligence.  Tenant shall procure and maintain throughout the term of this Lease a policy of insurance, in form and substance satisfactory to Landlord, at Tenant’s sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with:  (a) the Premises; (b) the condition of the Premises; (c) Tenant’s operations in and maintenance and use of the Premises; and (d) Tenant’s liability assumed under this Lease; the limits of such policy to be in the amount of not less than $1,000,000 per occurrence in respect of injury to persons (including death) and in the amount of not less than $500,000 per occurrence in respect of property damage or destruction, including loss of use thereof.  Such policy shall be procured by Tenant from responsible insurance companies satisfactory to Landlord.  A certified copy of such policy, together with receipt evidencing payment of the premium, shall be delivered to Landlord prior to the Commencement Date.  Not less than thirty (30) days prior to the expiration date of such policy, a certified copy of a renewal thereof (bearing notations evidencing the payment of the renewal premium) shall be delivered to Landlord.  Such policy shall further provide that not less than thirty (30) days’ written notice shall be given to Landlord before such policy may be cancelled or changed to reduce the insurance coverage provided thereby.

Article 14.                                     Condemnation

14.1                        If any substantial part of the Building or Premises should be taken for any public or quasi-public use under Laws or by private purchase in lieu thereof (a “Taking”) and the Taking would prevent or materially interfere with the use of the Building or Premises for the purpose for which it is then being used, this Lease shall terminate effective when the Taking shall occur in the same manner as if the date of such Taking were the date originally fixed in this Lease for the expiration of the Term.

14.2                        If part of the Building or Premises shall be taken in a Taking, and this Lease is not terminated as provided in Paragraph 14.1, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Building and Premises to a condition suitable for Tenant’s use, as near to the condition thereof immediately prior to such Taking as is reasonably feasible under all the circumstances.

14.3                        In the event of any such Taking, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for Tenant’s loss of its leasehold interest, the right to such award being hereby assigned by Tenant to Landlord.

Article 15.                                     Holding Over

Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord.  If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (a) creation of a tenancy at sufferance, (b) creation of a month to month tenancy, or (c) if such hold over continues for sixty (60) days, renewal of this Lease for one year, and from year to year thereafter, in any case upon the terms and conditions set forth in this Lease; provided, however, that the rental shall, in addition to all other sums which are to be paid by Tenant hereunder, be equal to double the rental being paid under this Lease immediately prior to such termination.  If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence.  Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises.  The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.

Article 16.                                     Quiet Enjoyment

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.  Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

Article 17.                                     Events of Default.

Each of the following events shall be deemed to be an “event of default” by Tenant under this Lease:

17.1                        Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due;

17.2                        Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within twenty (20) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant;

17.3                        Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise;

17.4                        The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant;

17.5                        Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof;

17.6                        A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

Article 18.                                     Remedies

Upon the occurrence of an event of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

18.1                        Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease;

18.2                        Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord hereunder or by operation of law;

18.3                        Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (1) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the Term, less the then present value of the fair rental value of the Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the Premises, preparation for reletting and for reletting itself), and (2) the cost of performing any other covenants which would have otherwise been performed by Tenant;

18.4

18.4.1.           Upon any termination of Tenant’s right to possession only without termination of the Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided in Paragraph 18.2, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full term.  In any such case Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the rent, including any amounts treated as additional rent hereunder, for the residue of the Term plus any other sums provided herein to be paid by Tenant for the remainder of the Term, to be used by Landlord as a deposit against Tenant’s obligations under Subparagraph 18.4.2;

18.4.2.           Landlord shall use reasonable efforts to relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its reasonable discretion, shall determine.  Landlord and Tenant agree that Landlord may relet the Premises for a greater or lesser term than that remaining under this Lease, relet the Premises as a part of a larger area, or change the character or use made of the Premises.  Landlord and Tenant further agree that Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns or manages (or if the Premises is then managed for Landlord, then Landlord will instruct such manager to use the same efforts such manager then uses to lease other space or properties which it owns or manages); provided, however, that Landlord (or its manager) shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord (or its manager) may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further, that Landlord shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered by Tenant.  In any such case, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any broker’s commission incurred by Landlord.  If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating, and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover sums falling due under this section from time to time;

18.5                        Landlord may, at Landlord’s option, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease;

18.6                        Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

18.7                        In the event Tenant fails to pay any installment of rent, including any amount treated as additional rent, or other sums hereunder as and when such installment or other charge is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or other charge overdue in any month and five percent (5%) each month thereafter until paid in full to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be additional rent hereunder and the failure to pay such late charge within ten (10) days after demand therefor shall be an additional event of default.  The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

18.8                        Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.  No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.  Landlord’s acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing.  Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default.  If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies hereunder, Tenant agrees to pay any attorney’s fees so incurred.  Without limiting the foregoing, Tenant hereby expressly waives any right to trial by jury.

Article 19.                                     Tenant’s Bankruptcy Or Insolvency.

If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”), Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises then accorded to Tenant in Article 11, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law.  Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

19.1                        Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

19.2                        Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of:  (a) three months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 3; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease.  Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

19.3                        The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

19.4                        Landlord shall have, or would have had absent the Debtor’s Law, no right under Article XI to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

Article 20.                                     Mortgages

Tenant accepts this Lease subject and subordinate to any mortgages and deed of trust now or at any time hereafter constituting a lien or charge upon the Property, or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust (“Mortgagee”) elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such Mortgagee, this Lease shall be deemed superior to such lien whether this Lease was executed before or after said mortgage or deed of trust.  Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any such Mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage, as may be the case.

Article 21.                                     Mechanic’s and Other Liens

Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease.  Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, liability, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.  Tenant will not permit any mechanic’s lien or liens or any other liens which may be imposed by law affecting Landlord’s or its Mortgagees’ interest in the Premises or the Building to be placed upon the Premises or the Building arising out of any action or claimed action by Tenant, and in case of the filing of any such lien Tenant will promptly pay same.  If any such lien shall remain in force and effect for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be paid to Landlord immediately on rendition of bill therefor.  Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord’s Mortgagee in the Premises, and Landlord and any such Mortgagee are, by the expiration of said twenty (20) day period, furnished such protection, and indemnification against any loss, liability, cost or expense related to any such lien and the contest thereof as are satisfactory to Landlord and any such Mortgagee.

Article 22.                                     Notices

Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth in Article 1, or at such other address as it has then last specified by written notice delivered in accordance with this Article 22, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.  All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices given in accordance with the provisions of this Article to the same effect as if each had received such notice.

Article 23.                                     Substitution of Premises

At any time after date of execution of this Lease, Landlord may substitute for the Premises, other premises in the Development (the “new premises”), in which event the new premises shall be deemed to be the Premises for all purposes under this Lease, provided:  (1) the new premises shall be located in the Riverwalk Complex and shall be substantially similar to the Premises in square footage, windowline and appropriateness for the use of Tenant’s purposes; (2) if Tenant is then occupying the Premises, Landlord shall pay the expense of moving Tenant, its property and equipment (including cable and wiring) to the new premises and such moving shall be done at such time and in such manner so as to cause the least inconvenience to Tenant; (3) Landlord shall give to Tenant not less than thirty (30) days’ prior written notice of such substitution; and (4) Landlord shall, at its sole cost, improve the new premises with improvements substantially similar to those located in the Premises.  Landlord shall replace Tenant’s current inventory of paper goods bearing it’s old address.  If Landlord chooses to substitute Tenant’s premises and such substitution takes place within the last six (6) months of the original lease term, then either Tenant or Landlord shall have the option to terminate this Lease with thirty (30) days prior written notice to the other Party.

Article 24.                                     Certain Rights Reserved To The Landlord

The Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:

24.1                        to change the name or street address of the Building;

24.2                        to install and maintain a sign or signs on the exterior of the Building;

24.3                        to have access for the Landlord and the other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Post Office;

24.4                        to designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises;

24.5                        to retain at all times pass keys to the Premises;

24.6                        to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

24.7                        to close the Building after regular working hours and on the legal holidays subject, however, to Tenant’s right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building;

24.8                        to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or Building or the Landlord’s interests, or as may be necessary or desirable in the operation of the Building; and

24.9                        to add, remove or modify buildings, roadways, walkways, landscaping, lakes, grading and other improvements in or to the Development.

Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant’s obligations hereunder.

Article 25.                                     Miscellaneous

25.1                        Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

25.2                        The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise expressly provided herein.  Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord’s grantee or Landlord’s successor shall upon such assignment, become “Landlord” hereunder, thereby freeing and relieving the grantor or assignor of all covenants and obligations of “Landlord” hereunder; provided, however, that no successor Landlord shall be responsible for the return of any security deposit provided for pursuant to Paragraph 3.2 unless such successor receives the deposit.  Tenant agrees to furnish promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.  Nothing herein contained shall give any other tenant in the Building of which the Premises is a part any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.

25.3                        The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof.

25.4                        Tenant shall at any time and from time to time within ten (10) days after written request from Landlord execute and deliver to Landlord or any prospective Landlord or Mortgagee or prospective Mortgagee a sworn and acknowledged estoppel certificate, in form reasonably satisfactory to Landlord and/or Landlord’s Mortgagee or prospective Mortgagee certifying and stating as follows:  (1) this Lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (2) this Lease (as so modified or amended) is in full force and effect (or if not in full force and effect, the reasons therefor); (3) the Tenant has no offsets or defenses to its performance of the terms and provisions of this Lease, including the payment of rent (or if there are any such defenses or offsets, specifying the same); (4) Tenant is in possession of the Premises if such be the case; (5) if an assignment of rents or leases has been served upon Tenant by a Mortgagee or prospective Mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (6) any other accurate statements reasonably required by Landlord or its Mortgagee or prospective Mortgagee.  It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or Mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate.  Tenant hereby irrevocably appoints Landlord or if Landlord is a trust, Landlord’s beneficiary, as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten (10) day period and such certificate as signed by Landlord or Landlord’s beneficiary, as the case may be, shall be fully binding on Tenant, if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord or Landlord’s beneficiary, as the case may be, on behalf of Tenant.  In addition to any other remedy Landlord may have hereunder, Landlord may, at its option, if Tenant does not deliver to Landlord an estoppel certificate as set forth above within fifteen (15) days after Tenant is requested to do so, cancel this Lease effective the last day of the then current month, without incurring any liability on account thereof, and the Term is expressly limited accordingly.

25.5                        Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet and statement of cash flows) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles for (i) Tenant, (ii) any entity which owns a controlling interest in Tenant, (iii) any entity the controlling interest of which is owned by Tenant, (iv) any successor entity to Tenant by merger or operation of law, and (v) any guarantor of this Lease

25.6                        This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

25.7                        All obligations of Tenant hereunder not fully performed as of the expiration of earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Taxes and Operating Costs and all obligations concerning the condition of the Premises.  Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary:  (1) to repair and restore the Premises as provided herein; and (2) to discharge Tenant’s obligation for unpaid Taxes, Operating Costs or other amounts due Landlord.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied.  Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 25.7.

25.8                        If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable Laws, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

25.9                        Submission of this Lease shall not be deemed to be a reservation of the Premises.  Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.  Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by Paragraph 3.2, the first month’s rent as set forth in Paragraph 3.1, and any sum owed pursuant to this Lease.

25.10                 Whenever a period of time is herein prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Landlord.

25.11                 If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.  Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be.

25.12                 Each of the parties (1) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described in Article 1; and (2) indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including attorneys’ fees) incurred as a result of an alleged breach of the foregoing warranty.  Landlord agrees to promptly pay the broker, if any, listed in Article 1.

Article 26.                                     Landlord’s Exculpation

It is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability whatsoever against the Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and every person now or hereafter claiming any right or security hereunder, and that so far as Landlord, or its successors and assigns, is concerned the owner of any indebtedness or liability accruing hereunder shall look solely to Landlord’s interest in the Building for the payment thereof.

TENANT:		LANDLORD:

RestorGenex Corporation		Riverwalk South, L.L.C., an Illinois limited liability company

BY: HP Riverwalk Land Limited Partnership, an Illinois limited partnership, its Manager

BY: Hamilton Partners Office Division #1, Inc., an Illinois corporation, Its sole general partner

By:	/s/ Phillip B. Donenberg	By:	/s/ Timothy B. Beechick
Title:	CFO	Title:	Vice President
Date:	September 3, 2014	Date:	September 4, 2014

FEIN:

RIDER TO LEASE AGREEMENT

RENEWAL OPTION.  So long as this Lease is in full force and effect and provided that Tenant is not in default beyond any applicable cure period of any terms and conditions hereof and that there has not been (a) material adverse change in the financial condition of Tenant as reasonably determined by Landlord, (b) neither the Premises nor any part thereof have not been sublet, Tenant shall have the option to extend the original term of this Lease for one (1) additional term of three (3) years (the “Renewal Term”) by providing Landlord written notice of its intent to renew no less than nine (9) months prior to the expiration date of the current lease term.  Such renewal shall be on the same terms, covenants and conditions as provided for in the original lease term, except that (1) no further renewal terms shall be provided; (2) no termination options shall be provided; and (3) the rental rate during the Renewal Term shall be adjusted to the then Fair Market Rental Rate then in effect on equivalent properties, of equivalent size, in equivalent areas, taking into account the length of the lease, the length of the renewal term, the credit standing of the Tenant and the scope of the leasehold improvements (the “Fair Market Rental Rate”). In no event shall the base rental for the Renewal Term be less than the base rental applicable to the immediately preceding lease period.

EXHIBIT A
LEGAL DESCRIPTION OF THE PROPERTY

THAT PART OF LOT 1 AND OUTLOT “A” IN RIVERWALK UNIT - 1, BEING A SUBDIVISION OF PART OF THE SOUTHEAST QUARTER OF SECTION 35, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED NOVEMBER 16, 1989 AS DOCUMENT NO.  2851778, AND AMENDED BY CERTIFICATE OF CORRECTION FILED JUNE 14, 1991 AS DOCUMENT NO.  3029425, DESCRIBED AS FOLLOWS:  BEGINNING AT THE MOST NORTHERLY CORNER OF SAID LOT 1, BEING ALSO THE MOST EASTERLY CORNER OF LOT 2 IN SAID RIVERWALK UNIT - 1; THENCE SOUTH 44 DEGREES 42 MINUTES 41 SECONDS EAST ALONG THE NORTHEASTERLY LINE OF SAID LOT 1, 139.03 FEET TO A POINT OF CURVATURE IN SAID LINE; THENCE SOUTHEASTERLY ALONG THE NORTHEASTERLY LINE OF SAID LOT 1, BEING A CURVED LINE CONVEX SOUTHWESTERLY AND HAVING A RADIUS OF 180.00 FEET, AN ARC DISTANCE OF 146.90 FEET TO A POINT OF TANGENCY IN SAID LINE (THE CHORD OF SAID ARC BEARS SOUTH 68 DEGREES 05 MINUTES 27 SECONDS EAST, 142.86 FEET); THENCE NORTH 88 DEGREES 31 MINUTES 46 SECONDS EAST ALONG THE NORTHEASTERLY LINE OF SAID LOT 1, 50.26 FEET TO A POINT OF CURVATURE IN SAID LINE; THENCE SOUTHEASTERLY ALONG THE NORTHEASTERLY LINE OF SAID LOT 1, BEING A CURVED LINE CONVEX NORTHEASTERLY AND HAVING A RADIUS OF 80.00 FEET, AN ARC DISTANCE OF 128.12 FEET TO A POINT OF TANGENCY IN SAID LINE (THE CHORD OF SAID ARC BEARS SOUTH 45 DEGREES 35 MINUTES 27 SECONDS EAST, 114.86 FEET); THENCE SOUTH 00 DEGREES 17 MINUTES 19 SECONDS WEST ALONG THE EASTERLY LINE OF SAID LOT 1, 106.39 FEET TO AN ANGLE POINT IN SAID LINE; THENCE SOUTH 08 DEGREES 31 MINUTES 39 SECONDS WEST ALONG THE EASTERLY LINE OF SAID LOT 1, 133.53 FEET TO THE MOST EASTERLY SOUTHEAST CORNER OF SAID LOT 1, BEING ALSO THE MOST EASTERLY NORTHEAST CORNER OF OUTLOT “C” IN SAID RIVERWALK UNIT - 1; THENCE SOUTH 52 DEGREES 54 MINUTES 38 SECONDS WEST ALONG THE SOUTHEASTERLY LINE OF SAID LOT 1, 44.92 FEET TO A CORNER OF SAID LOT 1; THENCE NORTHWESTERLY ALONG THE SOUTHERLY LINE OF SAID LOT 1, BEING A CURVED LINE CONVEX SOUTHWESTERLY AND HAVING A RADIUS OF 1025.00 FEET, AN ARC DISTANCE OF 210.68 FEET TO A POINT OF TANGENCY IN SAID LINE (THE CHORD OF SAID ARC BEARS NORTH 77 DEGREES 17 MINUTES 19 SECONDS WEST, 210.31 FEET); THENCE NORTH 71 DEGREES 24 MINUTES 01 SECONDS WEST ALONG THE SOUTHERLY LINE OF SAID LOT 1, 40.60 FEET TO A SOUTHWEST CORNER OF SAID LOT 1, BEING ALSO THE SOUTHEAST CORNER OF SAID OUTLOT “A”; THENCE CONTINUING NORTH 71 DEGREES 24 MINUTES 01 SECONDS WEST ALONG THE SOUTHERLY LINE OF SAID OUTLOT “A”, 108.98 FEET TO AN ANGLE POINT IN SAID LINE; THENCE NORTH 67 DEGREES 50 MINUTES 16 SECONDS WEST ALONG THE SOUTHERLY LINE OF SAID OUTLOT “A”, 213.36 FEET TO A POINT OF CURVATURE IN SAID LINE; THENCE WESTERLY ALONG THE SOUTHERLY LINE OF SAID OUTLOT “A”, BEING A CURVED LINE CONVEX NORTHERLY AND HAVING A RADIUS OF 275.00 FEET, AN ARC DISTANCE OF 71.24 FEET TO AN INTERSECTION WITH THE SOUTHERLY EXTENSION OF THE WEST LINE OF SAID LOT 1; THENCE NORTH 00 DEGREES 17 MINUTES 19 SECONDS EAST ALONG THE SOUTHERLY EXTENSION OF THE WEST LINE OF SAID LOT 1 AND ALONG THE WEST LINE OF SAID LOT 1, 173.78 FEET TO THE MOST WESTERLY NORTHWEST CORNER OF SAID LOT 1; THE FOLLOWING 6 COURSES ARE ALONG THE NORTHERLY LINE OF SAID LOT 1; THENCE SOUTH 89 DEGREES 42 MINUTES 41 SECONDS EAST,  30.83 FEET; THENCE NORTH 45 DEGREES 17 MINUTES 19 SECONDS EAST,   7.07 FEET; THENCE SOUTH 89 DEGREES 42 MINUTES 41 SECONDS EAST,  25.75 FEET; THENCE NORTH 00 DEGREES 17 MINUTES 19 SECONDS EAST,   6.00 FEET; THENCE SOUTH 89 DEGREES 42 MINUTES 41 SECONDS EAST, 122.68 FEET; THENCE NORTH 45 DEGREES 17 MINUTES 19 SECONDS EAST, 171.05 FEET TO THE POINT OF BEGINNING,  IN LAKE COUNTY, ILLINOIS

A-1

EXHIBIT B
PLAN OF PREMISES

B-1

EXHIBIT C
WORK LETTER

Landlord hereby agrees to provide the following tenant improvements necessary to refit the leased premises:

1.              Steam clean the existing carpeting;

2.              Patch and then paint any existing holes in the walls of the premises.

C-2

EXHIBIT D
RULES AND REGULATIONS

1.                                      The sidewalks, halls, passages, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises.  Landlord shall retain the right to control access to the halls, passages, entrances, elevators, stairways, and balconies, provided, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection of property in the Building.  Tenant and its employees shall not go upon the roof of the Building without the written consent of the Landlord.

2.                                      The windows, glass lights, and any skylights that reflect or admit light into the halls or other places of the Buildings shall not be covered or obstructed, except that blackout shades will be permitted.  The toilets, sinks and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.

3.                                      If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be discontinued forthwith by Tenant.  No awnings shall be permitted on any part of the Premises.  Tenant shall not place or install any antennae or aerials or similar devices outside of the Premises.

4.                                      Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  The moving of heavy objects shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move heavy objects in or out of the Building must be acceptable to Landlord.

5.                                      No animals (except Seeing Eye Dogs) may be brought into or kept in or about the Building.

6.                                      Tenant shall not use or keep in the Building any inflammables, including but not limited to kerosene, gasoline, naphtha and benzene (except cleaning fluids in small quantities and when in containers approved by the Board of Underwriters), or explosives or any other articles of intrinsically dangerous nature, or use any method of heating other than that supplied by Landlord.

7.                                      If Tenant desires telephone connections, Landlord will direct electricians as to where and how the wires are to be introduced to the Premises.  No boring or cutting for wires or otherwise shall be made without specific directions from Landlord.

8.                                      Tenant, upon the termination of the tenancy, shall deliver to the Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay the Landlord therefor.

9.                                      Tenant shall not put down any floor covering in the Leased Premises without the Landlord’s prior approval of the manner and method of applying such floor covering.

10.                               On Saturdays, Sundays and legal holidays, and on other days between the hours of 6 PM and 8 AM, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the watchman of the Building in charge and has a pass or is properly identified.  Services to be provided to the Tenant as previously outlined in this Lease shall be provided only during those hours in which the Building is open to the public.

11.                               Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the Premises closed. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant’s area or any public rooms regardless of whether such loss occurs when such area is locked against entry or not.

12.                               Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without prior written consent of Landlord.  If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

13.                               In advertising or other publicity, Tenant shall not use the name of the Building except as the address of its business and shall not use pictures of the Building.

14.                               Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building.

15.                               Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls other than room thermostats installed for Tenant’s use.  Tenant shall keep corridor doors closed and shall not open any windows except that if the air circulation shall not be in operation, windows which are can be opened may be opened with Landlord’s consent.

16.                               Tenant shall not do any cooking in the Premises except the use of coffee makers and microwave ovens in the pantry area.

17.                               Any wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive.  The use of non strippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant’s expense.

18.                               Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service.  This provision shall apply to all work performed in the Building including installations of telephones, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

19.                               Movement in or out of the Building of furniture, office equipment, or other bulky materials, or movement through the Building entrances or lobby shall be subject to Landlord’s control of the time, method, and routing of movement.  Tenant assumes all risk as to damage to articles moved and injury to persons, including equipment, property, and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any such damage, injury, or loss, including attorney’s fees.  All movement in or out of the building is required to be completed after normal building hours.  Engineering supervision will be required during the move and the resulting supervision costs will be the responsibility of the tenant.  If a tenant requests to utilize the top hatch of an elevator for moving larger items the elevator maintenance company will attend the move and their charges for one or more technicians will be the responsibility of the tenant.

20.                               Tenant and its employees, agents, and invitees shall observe and comply with the driving and parking signs and markers on the property surrounding the Building.

21.                               Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to promptly.

22.                               The directories of the Building shall be used exclusively for the display of the name and location of the tenants only and will be provided at the expense of Landlord.  Any additional names requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

23.                               Tenant shall comply with the rules and regulations of the Development attached hereto or delivered to Tenant.

24.                               NON-SMOKING AREAS.  In order to maintain compliance with the new PUBLIC HEALTH (410 ILCS 82/) Smoke Free Illinois Act that went into effect on January 1st 2008, all public and private areas of the Riverwalk Property are considered to be non-smoking areas.  This includes, but is not limited to, lobbies, atriums, washrooms, public corridors, elevators, vestibules, private offices and all building entrances.

This new law stipulates that smoking is prohibited in a public place; place of employment; or within a minimum distance of 15 feet from entrances, exits, windows that open and ventilation intakes and provides penalties for violations thereof.

A copy of the new Smoke Free Illinois Act can be obtained by calling the Management Office at 847-215-6010.

i

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